Consent of Independent Auditors

We consent to the incorporation by reference in the Form S-8 Registration Statement for the registration of 1,400,000 additional shares of Class A Common Stock of MobileMedia Corporation pertaining to MobileMedia Corporation's 1993 Stock Option Plan, as amended of our report dated February 13, 1996, with respect to the consolidated financial statements and schedules of MobileMedia Corporation for the year ended December 31, 1995 included in its Annual Report on Form 10-K (Commission File No. 33-91760), filed with the Securities and Exchange Commission.

                  s\ERNST & YOUNG
                  Ernst & Young LLP

MetroPark, New Jersey
July 31, 1996


                                  Exhibit 23(a)